                                                                   EXHIBIT 99.1

                       AMENDED ARTICLES OF INCORPORATION

                                      OF

                     W.P. STEWART & CO. GROWTH FUND, INC.


         FIRST: The undersigned, whose address is Sutherland, Asbill & Brennan, 1270 Avenue of the Americas, New York, NY 10020, being eighteen years of age or older, does hereby form a corporation under the general laws of the State of Maryland.

         SECOND: The name of the corporation (hereinafter called the "corporation") is W.P. Stewart & Co. Growth Fund, Inc.

         THIRD: The purposes for which the corporation is formed are as follows:

         (1) To conduct, operate and carry on the business of an open-end investment company registered under the Investment Company Act of 1940, as amended and the rules and regulations promulgated pursuant thereto (the "1940 Act") and to exercise all powers necessary and appropriate to the conduct of such business.

         (2) To subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise dispose of goods and commodities of every type and description, including securities of every type and description, whether now in existence or hereafter created, and to exercise any and all rights, powers and privileges of ownership or interest in respect thereof.

         (3) To issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer and otherwise deal in shares of stock of the corporation, to the full extent now or hereafter permitted by the laws of the State of Maryland and by these Articles of Incorporation.

         (4) To do all and everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any of the business and purposes herein specified, or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes, and which might be engaged in or carried on by a corporation incorporated or organized under the Maryland General Corporation Law, and to engage in any other activity permitted under the laws of the State of Maryland and to have and exercise all of the powers conferred by the laws of the State of Maryland upon corporations incorporated or organized under the Maryland General Corporation Law.

         The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation.

         FOURTH: (1) The post office address of the principal office of the corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

         (2) The name of the resident agent of the corporation within the State of Maryland is The Corporation Trust Incorporated, a corporation of the State of Maryland, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

         FIFTH: (1) The total number of shares of stock which the corporation has authority to issue is One Hundred Million, all of which are of a par value of One-Thousandth of One Dollar ($0.001) each, and are designated as Common Stock.

         (2) The aggregate par value of all the authorized shares of Common Stock is One Hundred Thousand Dollars ($100,000).

         (3) The stock of the corporation and the holders thereof shall be subject to the following provisions:

             (a) The corporation may issue shares of its stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the corporation, but excluding the right to receive a stock certificate representing fractional shares.

             (b) The corporation, either directly or through an agent, may purchase its shares out of funds legally available therefor, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable.

             (c) In the absence of any specification as to the purpose for which shares of stock of the corporation are redeemed or purchased by it, all shares so redeemed or purchased shall be deemed to be "purchased for retirement" in the sense contemplated by the laws of the State of Maryland, and the number of the authorized shares of stock of the corporation shall not be reduced by the number of any shares redeemed or purchased by it.

             (d) Each holder of stock of the corporation, upon request to the corporation (accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer. if any certificates have been issued for such shares), shall be entitled to require the corporation to redeem, to the extent that the corporation may lawfully effect such redemption under the laws of the State of Maryland, all or any part of the shares of stock standing in the name of such holder on the books of the corporation, at a price per share equal to the net asset value per share, determined in accordance with Article SIXTH hereof, less any sales or redemption charge in such amounts, consistent with disclosures made by the corporation as required by the 1940 Act, as may be fixed from time to time by resolution of the Board of Directors of the corporation. Payment of such price may be made in cash or, at the option of the corporation, wholly or partly in such portfolio securities of the corporation as the corporation shall select.


             (e)(i) If (A) after giving effect to a request for redemption by a stockholder, the aggregate net asset value of such shareholder's remaining shares will be less than Ten Thousand Dollars ($10,000), or such other amount as the Board of Directors may specify from time to time; (B) ownership of shares by a shareholder will cause the corporation to be in violation of, or require registration of any such shares, or subject the corporation to additional registration or regulation under, the securities laws of the United States or any other relevant jurisdiction or the rules of any self-regulatory organization applicable to any investment adviser engaged by the corporation; (C) any of the representations and warranties made by a shareholder in connection with the acquisition of any of its shares was not true when made or has ceased to be true; or (D) it would not be in the best interest of the corporation, as determined by the Board of Directors in its absolute discretion, for a shareholder to continue ownership of shares, then the corporation shall be entitled to redeem the shares of such stockholder, upon notice given in accordance with subparagraph (iii) of this subparagraph (e), to the extent that the corporation may lawfully effect such redemption under the laws of the State of Maryland.


             (ii) The price for shares acquired by the corporation pursuant to subparagraph (i) of this subparagraph (e) shall be paid in cash in an amount as set forth in subparagraph (d) of this paragraph (3).

             (iii) For any redemption under subparagraph (i) of this subparagraph (e), notice shall be in writing personally delivered or deposited in the mail at least ten (10) days (or such other number of days as may be specified from time to time by the Board of Directors) prior to such redemption. If mailed the notice shall be addressed to the stockholder at his post office address as shown on the books of the corporation.

        (f) Payment by the corporation for shares of stock of the corporation surrendered to it for redemption or purchase shall be made by the corporation out of the funds legally available therefor within seven days of surrender of appropriate stock certificates in proper form for transfer, if any certificates have been issued to represent such shares, or within seven days of the time the redemption price of such shares is determined, provided that the corporation may suspend the right of the holders of stock of the corporation to redeem shares of stock and may postpone the right of such holders to receive payment for any shares (i) for any period during which the New York Stock Exchange, Inc. is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange, Inc is restricted, as determined by the rules and regulations of the Securities and Exchange Commission or any successor thereto; (ii) for any period during which any emergency, as determined by the rules and regulations of the Securities and Exchange Commission or any successor thereto, exists as a result of which disposal by the corporation of securities owned by it is not reasonably practicable or as a result of which it is not reasonably practicable for the corporation to determine fairly the value of its net assets; or (iii) for such other periods as the Securities and Exchange Commission or any successor thereto by order may permit for the protection of security holders of the corporation.

         (g) The right of any holder of stock of the corporation redeemed or purchased by the corporation as provided in subparagraphs (d) and (e) of this Article FIFTH to receive dividends thereon and all other rights of such holder with respect to such shares shall terminate at the time as of which the redemption or purchase price of such shares is determined, and after such time the holder shall only have the right to receive (i) the redemption or purchase price of such shares from the corporation or its designated agent and (ii) any dividend or distribution to which such holder has previously become entitled as the record holder of such shares on the record date for such dividend or distribution.

         (h) The Board of Directors of the corporation is authorized to classify or to reclassify, from time to time, any unissued shares of stock of the corporation, whether now or hereafter authorized, by setting, changing or eliminating the preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, and qualifications or terms and conditions of, or rights to require redemption of, the stock and, pursuant to such classification or reclassification, to increase or decrease the number of authorized shares of any class, but the number of shares of any class shall not be reduced by the Board of Directors below the number of shares thereof then outstanding.

         Without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the stock of the corporation, and with respect to each class that hereafter may be created, shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from class to class to such extent and for such purposes as the Board of Directors may deem appropriate, including, but not limited to, the purpose of complying with requirements of regulatory or legislative authorities.

         (i) All persons who shall acquire stock or other securities of the corporation shall acquire the same subject to the provisions of these Articles of Incorporation, as amended from time to time.

         SIXTH: For the purposes of the computation of net asset value referred to in these Articles of Incorporation, the following rules shall apply:

         (1) The net asset value of each share of stock of the corporation issued or sold at its net asset value shall be the net asset value per share of the corporation's stock when next determined as provided in paragraph (4) of this Article SIXTH following acceptance by the corporation of the application or other agreement with respect to the issue or sale of such share.

         (2) The net asset value of each share of stock of the corporation redeemed by the corporation at the request of its holder shall be the net asset value per share of the corporation's stock when next determined as provided in paragraph (4) of this Article SIXTH following the time the corporation receives a request for redemption of such share, in good order with all appropriate documentation, including stock certificates, if any, duly endorsed for transfer.

         (3) The net asset value of each share of stock of the corporation purchased or redeemed by it otherwise than upon request for redemption by its holder shall be the net asset value per share of the corporation's stock when next determined as provided in paragraph (4) of this Article SIXTH following the corporation's determination or agreement to purchase or redeem such share and the expiration of any notice period and fulfillment of any other conditions precedent to such purchase or redemption, or such other price per share as may be specified in the agreement, if any, with the stockholder for the purchase or redemption of his shares.

         (4) The net asset value of a share of stock of the corporation as at the time of a particular determination shall be the quotient obtained by dividing the value at such time of the net assets of the corporation (i.e., the value of the assets of the corporation less its liabilities exclusive of capital stock and surplus) by the total number of shares of stock outstanding at such time, all determined and computed as provided in the corporation's by-laws or otherwise established from time to time by the Board of Directors.

         (5) The corporation shall determine the net asset value per share of its stock on such days and at such times as may be prescribed by the rules and regulations of the Securities and Exchange Commission or any successor thereto. The corporation also may determine such net asset value at other times.

         (6) The corporation may suspend the determination of net asset value during any period when it may suspend the right of its stockholders to require the corporation to redeem their shares.

         (7) Without limiting any other powers it may have, the Board of Directors is specifically empowered, in its absolute discretion, to establish or alter the methods for determining net asset value whenever deemed by it to be necessary in order to enable the corporation to comply with, or deemed by it to be desirable and consistent with, any provision of the 1940 Act or any successor Act or any rule or regulation thereunder, including, without limitation, any rule or regulation made or adopted pursuant to Section 22 of the 1940 Act by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934 or any successor Act.

         SEVENTH: (1) The number of directors of the corporation, until such number shall be increased or decreased pursuant to the by-laws of the corporation, is five (5). The number of directors shall never be less than the number prescribed by the Maryland General Corporation Law.

         (2) The names of the persons who currently are directors of the corporation and who will act as such until the first annual meeting or until their successors are duly chosen and qualify are as follows:

            William P. Stewart
            Robert L. Schwartz
            Antoine Bernheim
            Curtis L. Lowell, Jr.
            William Talcott May.

         EIGHTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the corporation and of the directors and stockholders:

         (1) The initial by-laws of the corporation shall be adopted by the Board of Directors at their organization meeting or by their informal written action, as the case may be. Thereafter, the power to make, alter and repeal the by-laws of the corporation shall be vested in the Board of Directors of the corporation.

         (2) The corporation reserves the right to make from time to time any amendments to its charter which may now or hereafter be authorized by law, including any amendments which alter contract rights of any class of outstanding stock as expressly set forth in the charter.

         (3) Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of at least a majority of the aggregate number of votes entitled to be cast thereon, except as otherwise provided in this charter.

         (4) The Board of Directors of the corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, in such amounts and on such terms and conditions, and for such consideration, as the Board of Directors deems advisable.

         (5) Unless otherwise specifically provided by the Board of Directors, no holder of any stock or securities convertible into or exchangeable, with or without consideration, for stock of the corporation of any class shall be entitled to preemptive rights to subscribe for or purchase or receive any part of any new or additional issue of stock of the corporation of any class or securities convertible into stock of the corporation of any class.

         (6) Any determination made in good faith by or pursuant to the direction of the Board of Directors as to the amount of the assets, debts, obligations or liabilities of the corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price or closing bid or asked price of any investment owned or held by the corporation, as to the value of or the method of valuing any investment owned or held by the corporation, as to the market value of any investment or fair value of any other asset of the corporation, as to the number of shares of the corporation outstanding, as to the estimated expense to the corporation in connection with purchases of its shares, as to the ability to liquidate investments in an orderly fashion, as to the extent to which it is practicable to deliver a cross-section or any part of the portfolio of the corporation in payment for any such shares, as to any other matters relating to the issue, sale, purchase and/or other acquisition or disposition of investments or shares of the corporation, or as to the determination of the net asset value of the corporation's stock or the declaration and payment of dividends or distributions, shall be final and conclusive, and shall be binding upon the corporation and all holders of its shares, past, present and future, and shares of the corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.


         (7) No contract or other transaction between the corporation and any other corporation, partnership, limited liability company, individual or other entity and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are directors, managers, principals, partners, members or officers of such other entity, or are pecuniarily or otherwise interested in such contract, transaction or act, provided that (i) the existence of such relationship or such interest shall be disclosed to the Board of Directors, or to a committee of the Board of Directors if the matter involves a committee decision, and the contract, transaction or act shall be authorized, approved or ratified by a majority of the disinterested directors on the Board or on such committee, as the case may be, even if the number of disinterested directors constitutes less than a quorum, (ii) the contract, transaction or act shall be authorized, ratified or approved in any other manner permitted by the Maryland General Corporation Law or (iii) the contract, transaction or act is fair and reasonable to the corporation.


         (8) Assets of the corporation may be held by or deposited with a custodian as prescribed from time to time by the Board of Directors or by the corporation's by-laws.


         NINTH: (1) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the corporation shall have any liability to the corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

         (2) The corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provisions for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

         (3) No provision of this Article shall be effective to protect or purport to protect any director or officer of the corporation against any liability to the corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

         (4) References to the Maryland General Corporation Law in this Article are to the law as from time to time amended. No further amendment to the Articles of Incorporation of the corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to such amendment.

         TENTH: The duration of the corporation shall be perpetual.

    ELEVENTH: The holders of one-third of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law.

         IN WITNESS WHEREOF, I have signed these Amended Articles of Incorporation and acknowledge the same to be my act on October 25, 1993.



                                  /s/ David A. Vaughan
                                  ---------------------------------
                                  David A. Vaughan